UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 11, 2013

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 13, 2013 Greektown Superholdings, Inc. (the “Company”) and Comerica Bank executed an amendment (the “Amendment”) to the Company’s revolving loan agreement with Comerica Bank. The Amendment, which had been approved by the Michigan Gaming Control Board (the “MGCB”) on June 11, 2013, amended the test date for the minimum EBITDA calculation. This summary of the Amendment is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 8.01 Other Items

At the June 11, 2013 meeting of the MGCB, the MGCB approved the requested transfers of 20.23% and 10.60% economic interest in the Company from Brigade and Standard General, respectively, to Athens Acquisition LLC.

Also at the June 11, 2013 meeting, the MGCB approved the Company’s request for temporary suspension of the covenant contained in the MGCB 2010 order requiring the Company to maintain a specified minimum ratio of EBITDA to fixed charges. The suspension applies to the measurement period ending June 30, 2013.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment No. 5 to the Comerica Bank Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 14, 2013

GREEKTOWN SUPERHOLDINGS, INC.
By:	/s/ Michael Puggi
Name:	Michael Puggi
Title:	President, Chief Executive Officer